Exhibit 99.2

REVOCABLE PROXY

MIDWESTONE FINANCIAL GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints ______________ and ______________ of MidWestOne Financial Group, Inc. (“MidWestOne”), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of MidWestOne that the undersigned is entitled to vote at MidWestOne’s Special Meeting of Shareholders (the “Meeting”), to be held on ___________, February __, 2008, at ______________________, located at ______________________, Oskaloosa, Iowa, at _:__ _.m., central standard time, and any and all adjournments and postponements thereof, as follows:

1.	The approval of the Agreement and Plan of Merger, dated September 11, 2007 (the “Merger Agreement”), between ISB Financial Corp. (“ISBF”) and MidWestOne, and the transactions it contemplates, including the merger of MidWestOne with and into ISBF.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

The Board of Directors recommends a vote “FOR”

approval of the Merger Agreement and the transactions it contemplates.

2.	The approval to adjourn the Meeting if necessary to solicit additional proxies in order to approve the merger agreement.

☐  FOR                    ☐  AGAINST                    ☐  ABSTAIN

3.	In accordance with their discretion, upon all other business as may properly be brought before the Meeting, or any adjournments or postponements of the Meeting, including whether or not to adjourn the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS IT CONTEMPLATES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(continued and to be signed on the reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted at the Meeting by: (i) giving written notice of revocation to the Secretary of MidWestOne; (ii) properly submitting to the Secretary of MidWestOne a duly executed proxy bearing a later date than this proxy, which automatically revokes this proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from MidWestOne, prior to the execution of this proxy, of Notice of Special Meeting of Shareholders and a joint proxy statement-prospectus.

Date:______________________
PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL

THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE